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ANALYST CONTACT:                                  MEDIA CONTACT:
Bill Solomon, CFO                                 Nora Donnelly
214/754-6620                                      Corporate Communications
                                                  214/754-6603


   PRECEPT BUSINESS SERVICES, INC. FINALIZES ACQUISITION OF MBF CORPORATION
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DALLAS-June 22, 1998- Precept Business Services, Inc. (NASDAQ: "PBSIA") today announced it has completed the acquisition of MBF Corporation, a Louisiana-based distributor of printed products, distribution services and information solutions with yearly revenues of approximately $18.5 million.
The transaction is structured to be accounted for as a pooling of interests and Precept expects it to be accretive to earnings per share on a prospective basis, and contributes significantly to a 52% increase in annualized revenue for the Business Products division since Precept became a public company on March 20, 1998.

"MBF's solid strategic planning, its commitment to outstanding customer service, its partnering programs with major vendors, and its dedication to controlled, managed growth are consistent with our Company's strategic objectives. We believe that the business combination will improve operating efficiencies, and we have already identified a number of cross-marketing opportunities which can benefit both companies," commented David Neely, Chairman and Chief Executive Officer of Precept Business Services, Inc. "MBF Corporation, which is a market leader throughout the South Central U.S., will play a significant role in Precept's ongoing consolidation of the $20 billion business products and document management services industry."

Headquartered in Monroe, Louisiana, MBF Corporation was founded in 1974 by its current Chief Executive Officer, Mr. Joseph D. Greco. According to the industry publication BUSINESS FORMS, LABELS & SYSTEMS, MBF is the 14th largest independent distributor of business forms in the United States. The company conducts its operations from 32 locations and serves over 7,000 customers in twelve states. MBF utilizes 16 warehouses throughout the South Central United States to supply its customers on a timely basis.

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Precept Business Services, Inc. is the nation's largest and only nationwide independent distributor of business products and document management services. The Company also provides corporate transportation services in Texas, New York, Ohio and Michigan. Recent acquisitions have diversified the Company's revenue base and positioned Precept as a consolidator within the $20 billion business products and document management services industry, and the $3.9 billion corporate transportation industry. The Company is headquartered in Dallas, Texas and its common stock is traded on NASDAQ under the symbol "PBSIA".

                                     -END-

(Statements about the company's outlook and all other statements in this release other than historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors, many of which are outside Precept's control, that could cause actual results to differ materially from such statements. While the company believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in predicting certain important factors, especially the timing and magnitude of technological advances; the performance of recently acquired businesses; the prospects for future acquisitions; the possibility that a current customer could be acquired or otherwise affected by a future event that would diminish their business requirements; the completion within this industry and the impact of such competition on pricing, revenues and margins; the degree to which business entities continue to purchase and/or need goods and/or services provided by Precept; uncertainties surrounding budget reductions or changes in funding priorities or existing business programs; and the cost of attracting and retaining highly skilled personnel. These factors, when applicable, are discussed in the company's filing with the Securities and Exchange Commission, copies of which may be obtained through the company without charge. Precept disclaims any intention or obligation to revise any forward-looking statements whether as a result of new information, future event, or otherwise.)